                                                                    EXHIBIT 99a

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 11-K
    FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND SIMILAR PLANS
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996

                        COMMISSION FILE NUMBER 33-36936



A. Full title of the plan and address, if different from that of the issuer named below:


                         REGIONS FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN




B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                         REGIONS FINANCIAL CORPORATION
                                P. O. BOX 10247
                           BIRMINGHAM, ALABAMA 35202


                                 Exhibit 99 a.

                         REGIONS FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN



The following report of independent auditors and financial statements of the registrant are submitted herewith:

                                                                                              Page Number
                                                                                              -----------
Report of Independent Auditors                                                                   1

Statements of Financial Condition - December 31, 1996 and 1995                                   2

Statements of Income and Changes in Plan Equity for the Years
Ended December 31, 1996, 1995, and 1994                                                          3

Notes to Financial Statements                                                                    4


All schedules (Nos. I, II and III) for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are inapplicable or the required disclosures have been made elsewhere in the financial statements and notes thereto. These schedules have therefore been omitted.

                         Report of Independent Auditors


Benefits Committee
Regions Financial Corporation
Employee Stock Purchase Plan


We have audited the accompanying statements of financial condition of Regions Financial Corporation Employee Stock Purchase Plan as of December 31, 1996 and 1995, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regions Financial Corporation Employee Stock Purchase Plan at December 31, 1996 and 1995, and the income and changes in plan equity for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



/s/ Ernst & Young LLP
Birmingham, Alabama
March 21, 1997

                       STATEMENTS OF FINANCIAL CONDITION
                         REGIONS FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN



                                                                                      DECEMBER 31
                                                                              ---------------------------
                                                                                 1996            1995
                                                                              -----------     -----------
 ASSETS
 Common Stock of Regions
   Financial Corporation
   at market value - 393,766
   shares in 1996 and 379,275
   shares in 1995 (cost
   $13,313,813 in 1996 and
   $11,258,096 in 1995)                                                       $20,352,797     $16,308,825
 Dividends receivable                                                             136,976         124,588
                                                                              -----------     -----------

   Total Assets                                                               $20,489,773     $16,433,413
                                                                              ===========     ===========



 PLAN EQUITY

 Plan equity (5,376 and 3,759
   participants in 1996
   and 1995, respectively)                                                    $20,489,773     $16,433,413
                                                                              -----------     -----------

 Total Plan Equity                                                            $20,489,773     $16,433,413
                                                                              ===========     ===========


See notes to financial statements.

                STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                         REGIONS FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


                                                          YEAR ENDED DECEMBER 31
                                                 1996             1995             1994
                                           ------------------------------------------------
 Dividend income                           $    532,590      $    476,463      $    404,049
 Gain realized on distribution of common
   stock of Regions Financial
   Corporation to participants upon
   withdrawal                                 1,346,668           787,988           868,405
 Unrealized appreciation (depreciation)
   of Common Stock of Regions Financial
   Corporation                                1,988,255         3,507,399        (1,399,777)
 Contributions received:
   From participants                          3,317,675         2,956,862         2,579,395
   From participating companies               1,119,260           993,611           884,578

 Withdrawals by participants                 (4,248,088)       (3,351,827)       (3,663,908)
                                           ------------      ------------      ------------


 Income and changes in plan equity            4,056,360         5,370,496          (327,258)
 Plan equity at beginning of period          16,433,413        11,062,917        11,390,175
                                           ------------      ------------      ------------

 PLAN EQUITY AT DECEMBER 31                $ 20,489,773      $ 16,433,413      $ 11,062,917
                                           ============      ============      ============



( ) Indicates deduction

See notes to financial statements.




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


                         NOTES TO FINANCIAL STATEMENTS
                         REGIONS FINANCIAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Formation of the Plan: Regions Financial Corporation (Regions or the Company) formed the Regions Financial Corporation Employee Stock Purchase Plan (the
Plan) effective September 1, 1978.

Investments: The investment in Common Stock of the Company is stated at market value. The NASDAQ quoted market price of Regions Financial Corporation Common Stock was $51.69 per share at December 31, 1996 and $43.00 per share at December 31, 1995. The average cost of the shares distributed is used to compute gain or loss.

Income:  Dividend income is accrued on the ex-dividend date.

Contributions: Contributions of participants and participating companies (see Notes B and D) are accounted for on the accrual basis.

Income Taxes: The Plan is not subject to income tax. Participants must treat as ordinary income their pro rata share of contributions to the Plan by the participating companies. Cash dividends paid on stock purchased under the Plan will be taxed to the participants on a pro rata basis for federal and state, as applicable, income tax purposes.

Expenses of the Plan: All expenses incurred in the administration of the Plan, other than brokerage fees, are paid by the participating companies. Brokerage fees are included in the price of shares purchased.

NOTE B - PROVISIONS OF THE PLAN

The Plan is a voluntary contribution plan to which Regions and subsidiaries contribute monthly, from 25% to 50% of the employees' monthly contributions. Participating employees may contribute a maximum of 6% of their monthly salary with a minimum monthly contribution of $5.00. Participation in the Plan is open to those employees at least 21 years of age who have been employed with the Company at least one year. Employees are immediately vested upon contribution to the Plan to the extent of the employee's and the employer's contribution to date. In the event the Plan terminates, or the employee terminates either his or her employment with the Company or participation in the Plan, the employee will receive a certificate for all whole shares owned in the Plan, cash for any additional fractional shares owned, and cash for any remaining balance in such participant's cash account.

NOTE C - PLAN AMENDMENT

Effective January 3, 1996, the Plan was amended to eliminate the requirement for a trust and terminate the trust agreement. The amendment eliminated the Plan Trustee and established a Plan Administrator with the authority to appoint an investment manager to assume the administration and investment of Plan assets. The amendment also allowed plan participants to use the shares in the participant's account as security for a loan from the Plan.

NOTE D - CONTRIBUTIONS RECEIVED

Contributions by participating companies or divisions of Regions and participants' contributions are as follows:

                                                      Contributions Received
                                           -----------------------------------------------
Participating Company or Division             Company          Employee            Total
---------------------------------          ------------      ------------      -----------
Year ended December 31, 1996:
 Regions Financial Corporation             $    241,091      $    680,281      $   921,372
 Regions Bank of Alabama                        584,901         1,634,722        2,219,623
 Regions Bank of Louisiana                       60,152           239,184          299,336
 Regions Bank of Florida                         29,598           104,284          133,882
 Regions Bank of Georgia                         48,877           184,001          232,878
 Regions Bank of Tennessee                       41,239           118,189          159,428
 Regions Investment Company, Inc.                23,255            76,583           99,838
 Regions Mortgage, Inc.                          90,147           280,431          370,578
                                           ------------      ------------      -----------

        TOTALS                             $  1,119,260      $  3,317,675      $ 4,436,935
                                           ============      ============      ===========


                                                      Contributions Received
                                           -----------------------------------------------
Participating Company or Division             Company          Employee            Total
---------------------------------          ------------      ------------      -----------
Year ended December 31, 1995:

 Regions Financial Corporation             $    202,398      $    584,913      $   787,311
 Regions Bank of Alabama                        553,788         1,562,993        2,116,781
 Regions Bank of Louisiana                       50,166           201,762          251,928
 Regions Bank of Florida                         26,956            95,891          122,847
 Regions Bank of Georgia                         19,357            74,882           94,239
 Regions Bank of Tennessee                       42,046           123,195          165,241
 Regions Investment Company, Inc.                21,509            70,141           91,650
 Regions Mortgage, Inc.                          77,391           243,085          320,476
                                           ------------      ------------      -----------

        TOTALS                             $    993,611      $  2,956,862      $ 3,950,473
                                           ============      ============      ===========

NOTE D - CONTRIBUTIONS RECEIVED (CONTINUED)


                                                      Contributions Received
                                           -----------------------------------------------
Participating Company or Division             Company          Employee            Total
---------------------------------          ------------      ------------      -----------
Year ended December 31, 1994:

 Regions Financial Corporation             $    188,585      $    531,453      $   720,038
 Regions Bank of Alabama                        513,470         1,460,371        1,973,841
 Regions Bank of Louisiana                       22,107            85,616          107,723
 Regions Bank of Georgia                         19,036            67,384           86,420
 Regions Bank of Florida                          6,211            21,388           27,599
 Regions Bank of Tennessee                       40,394           113,594          153,988
 Regions Investment Company, Inc.                19,591            64,131           83,722
 Regions Mortgage, Inc.                          75,184           235,458          310,642
                                           ------------      ------------      -----------

        TOTALS                             $    884,578      $  2,579,395      $ 3,463,973
                                           ============      ============      ===========

NOTE E - UNREALIZED APPRECIATION OF COMMON STOCK OF REGIONS FINANCIAL
CORPORATION

The unrealized appreciation of Common Stock of Regions Financial Corporation is as follows:


                                                1996              1995             1994
                                           -----------------------------------------------
Unrealized appreciation at beginning
   of year                                 $  5,050,729      $  1,543,330      $ 2,943,107
 Unrealized appreciation at end of
   year                                       7,038,984         5,050,729        1,543,330
                                           ------------      ------------      -----------


 INCREASE (DECREASE) IN UNREALIZED
   APPRECIATION                            $  1,988,255      $  3,507,399      $(1,399,777)
                                           ============      ============      ===========





NOTE F - GAIN REALIZED ON DISTRIBUTION OF COMMON STOCK OF REGIONS FINANCIAL CORPORATION TO PARTICIPANTS UPON WITHDRAWAL

                                                1996              1995            1994
                                           ----------------------------------- -----------
 Market value of shares distributed        $  4,248,088      $  3,350,619      $ 3,651,704
 Cost of shares distributed                   2,901,420         2,562,631        2,783,299
                                           ------------      ------------      -----------

 TOTAL REALIZED GAIN                       $  1,346,668      $    787,988      $   868,405
                                           ============      ============      ===========



NOTE G - Investments

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                                1996                    1995
                                                          ----------------        ----------------
Common Stock of Regions Financial Corporation
(393,766 shares in 1996, and 379,275 shares in 1995)       $    20,352,797        $    16,308,825

ITEM 9b. Exhibits

         None.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Employee Stock Purchase Plan Benefits Committee has duly caused the annual report to be signed by the undersigned thereunto duly authorized.

                                       REGIONS FINANCIAL CORPORATION
                                       EMPLOYEE STOCK PURCHASE PLAN




Date:   March 27, 1997                  By:   /s/ Douglas W. Graham
       ---------------                        ---------------------------------
                                              Douglas W. Graham
                                              Senior Vice President - Personnel
                                              Regions Financial Corporation



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